Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including all amendments thereto) with respect to the Class A common stock, par value $0.00001 per share, of Factorial Energy Inc., a Delaware corporation, and that this Joint Filing Agreement shall be included as an Exhibit to such joint filing and may, as required, be included as an exhibit to subsequent amendments thereto.

Each of the undersigned agrees and acknowledges that each party hereto is (i) individually eligible to use such Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Joint Filing Agreement may be executed by one or more parties hereto, and an executed copy of this Joint Filing Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of June 26, 2026.

WAVE Equity Fund, L.P.

By:	WAVE Equity GP LP, its general partner
By:	/s/ Mark Robinson
Name:	Mark Robinson
Title:	Manager

WAVE AAC/LIO Co-Invest III, LLC

By:	WAVE Equity GP LP, its general partner
By:	/s/ Mark Robinson
Name:	Mark Robinson
Title:	Manager

WAVE Factorial Energy I, LLC

By:	WAVE Equity LLC, its general partner
By:	/s/ Mark Robinson
Name:	Mark Robinson
Title:	Manager

WAVE Equity GP LP

By:	/s/ Mark Robinson
Name:	Mark Robinson
Title:	Manager

WAVE Equity LLC

By:	/s/ Mark Robinson
Name:	Mark Robinson
Title:	Manager

By:	/s/ Mark Robinson
Name:	Mark Robinson

By:	/s/ Praveen Sahay
Name:	Praveen Sahay

By:	/s/ Haskell Crocker
Name:	Haskell Crocker